Exhibit 4.85

EXECUTION VERSION

Dated                          2020

US$250,000,000

TERM LOAN FACILITY

for

SOHU.COM (GAME) LIMITED

as Borrower

from

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, TOKYO BRANCH

as Lender

FACILITY AGREEMENT

EXECUTION VERSION

EXECUTION VERSION

THIS AGREEMENT is dated	2020 and made:

BETWEEN:

(1)

SOHU.COM (GAME) LIMITED, a company incorporated under the laws of the Cayman Islands (company number 204645) whose registered office is situated at Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands, as borrower (the “Borrower”);

(2)

SOHU.COM LIMITED, a company incorporated under the laws of the Cayman Islands (company number 126079) with its registered office situated at Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands, and is listed on NASDAQ trading under the symbol SOHU, as guarantor (the “Guarantor”); and

(3)	INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, TOKYO BRANCH, as lender (the “Lender”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acquired Business Representations” means those representations and warranties made by or in respect of the Target Company in the Merger Agreement which are material to the interest of the Lender (in its capacity as such) under the Finance Documents, but only to the extent that the Borrower has the right, according to the terms of the Merger Agreement, to terminate its obligations under the Merger Agreement, or decline to consummate the Merger, in either case as a result of a breach of any such representations and warranties.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“All Honest” means All Honest International Limited, a company incorporated under the laws of the British Virgin Islands (company no. 563326) whose registered office is situated at Maples Corporate Services (BVI) Limited, Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands.

“APLMA” means the Asia Pacific Loan Market Association Limited.

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)

in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means the period from and including the date of this Agreement to and including the date falling six (6) Months after the date of this Agreement.

Facility Agreement

EXECUTION VERSION

“Available Facility” means the Facility Amount minus:

(a)	the aggregate amount of all outstanding Loans; and

(b)	in relation to any proposed Utilisation, the aggregate amount of any Loans that are due to be made on or before the proposed Utilisation Date.

“Borrower Share Mortgage” means the equitable share mortgage over 100% of the issued shares in the Borrower held by All Honest, as more particularly described in paragraph 1 of Schedule 4 (Transaction Security Documents).

“Break Costs” means the amount (if any) by which:

(a)

the interest which the Lender would have been entitled to receive for the period from the date of receipt of all or any part of a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which the Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means:

(a)

in relation to the definition of “Quotation Day” and to any day on which LIBOR is to be determined, a day (other than a Saturday or a Sunday) on which commercial banks and the relevant financial markets are open for general business in London and Tokyo;

(b)

in relation to any day on which payment is to be made in US dollars, a day (other than a Saturday or a Sunday) on which commercial banks and the relevant financial markets are open for general business in New York and Tokyo; and

(c)	in relation to any other day, a day (other than a Saturday or a Sunday) on which commercial banks are open for general business in Tokyo, Hong Kong and Beijing.

“Certain Funds Period” means the period from and including the date of this Agreement to and including the date falling six (6) Months after the Effective Time; provided, that if such period overruns the Availability Period, such period shall instead end on the last day of the Availability Period.

“Certain Funds Utilisation” means a Loan made or to be made under the Facility during the Certain Funds Period.

“Change of Control” means:

(a)

Mr. Zhang Chaoyang (张朝阳, also known as Charles Zhang, with the PRC identity card number 110108196410319057) ceases to be the largest shareholder or the chairman of the board of directors of the Guarantor; or

(b)	the Guarantor ceases to have control of the Borrower.

For the purposes of this definition, “control” of the Borrower means:

Facility Agreement

EXECUTION VERSION

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than 60% of the maximum number of votes that might be cast at a general meeting of the Borrower;

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Borrower; or

(C)	give directions with respect to the operating and financial policies of the Borrower with which the directors or other equivalent officers of the Borrower are obliged to comply; or

(ii)

the holding beneficially of more than 60% of the issued share capital of the Borrower (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

“Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Code” means the US Internal Revenue Code of 1986.

“Companies Law” means the Companies Law, Cap. 22 (Law 3 of 1961 as consolidated and revised) of the Cayman Islands.

“Confidential Information” means all information relating to any Obligor, the Group, the Finance Documents or the Facility of which the Lender becomes aware in its capacity as, or for the purpose of becoming, the Lender or which is received by the Lender in relation to, or for the purpose of becoming the Lender under, the Finance Documents or the Facility from any Obligor, any other member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by the Lender of Clause 29 (Confidential Information); or

(b)	is identified in writing at the time of delivery as non-confidential by any Obligor or any other member of the Group or any of its advisers; or

(c)

is known by the Lender before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with the Borrower or any other member of the Group and which, in either case, as far as the Lender is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Lender.

“Default” means an Event of Default or any event or circumstance specified in Clause 20 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Lender.

Facility Agreement

EXECUTION VERSION

“Director’s Certificate” means a certificate issued or to be issued by a director of each Obligor to the Lender substantially in the form set out in Schedule 3 (Form of Director’s Certificate).

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that Party, or the other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with the other Party in accordance with the terms of the Finance Documents,

and	which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Effective Time” has the meaning defined in the Merger Agreement, being the completion of the Merger in accordance with the terms of the Merger Agreement.

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law in any jurisdiction in which any Obligor or any other member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

“Environmental Permits” means any Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of the any Obligor or any other member of the Group conducted on or from the properties owned or used by that Obligor or that member of the Group.

“Escrow Agent” means Industrial and Commercial Bank of China (Asia) Limited.

“Escrow Agreement” means an escrow agreement to be executed among the Borrower, the Lender, and the Escrow Agent.

“Event of Default” means any event or circumstance specified as such in Clause 20 (Events of Default).

“Facility” means the term loan facility made available to the Borrower under this Agreement as described in Clause 2 (The Facility), which consists of Facility A and Facility B.

“Facility A” means the one-year term loan facility made available to the Borrower under this Agreement as described in paragraph (a) of Clause 2 (The Facility).

“Facility A Final Maturity Date” means the date falling one (1) year after the first Utilisation Date under Facility A.

Facility Agreement

EXECUTION VERSION

“Facility Amount” means US$250,000,000.

“Facility B” means the four-year term loan facility made available to the Borrower under this Agreement as described in paragraph (b) of Clause 2 (The Facility).

“Facility B Final Maturity Date” means the date falling four (4) years after the first Utilisation Date under Facility A.

“Facility B Repayment Date” means each date for payment of a Facility B Repayment Instalment in accordance with Clause 6.2 (Repayment of Loans under Facility B).

“Facility B Repayment Instalment” has the meaning given to that term in Clause 6.2 (Repayment of Loans under Facility B).

“Facility Office” means the office or offices through which the Lender will perform its obligations under this Agreement.

“Facility Period” means the period from the date of this Agreement to the date upon which all monies owing by the Borrower to the Lender under the Finance Documents have been fully paid and the Available Facility has been reduced to zero.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction of withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Finance Document” means this Agreement, any Transaction Security Document, the Escrow Agreement, any Utilisation Request and any other document designated as a “Finance Document” by the Lender and the Borrower.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	monies borrowed;

Facility Agreement

EXECUTION VERSION

(b)	any amount raised by acceptance under any acceptance credit facility;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing of money;

(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“GAAP” means, in relation to the Guarantor, generally accepted accounting principles in the United States of America.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including any stock exchange or any self-regulatory organisation established under statute).

“Group” means, collectively, the Guarantor, the Borrower and each of their respective Subsidiaries for the time being, including, for the avoidance of doubt, the Target Company Group, at and from the Effective Time.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Information Package” means all written information provided by the Borrower or the Guarantor to the Lender in relation to the Merger.

“Initial CPs to Certain Funds Utilisations” means the documents and other evidence listed in Part II of Schedule 1 (Conditions Precedent).

“Insolvency Event” means, in relation to any of the Borrower, the Guarantor, Merger Co. or the Target Company:

(a)	it is dissolved;

Facility Agreement

EXECUTION VERSION

(b)	it becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	it makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

it institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 45 days of the institution or presentation thereof;

(f)	it has a resolution passed for its winding-up, striking-off, official management or liquidation;

(g)

it seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)

it has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 45 days thereafter;

(i)	it causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	it takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Interest Payment Date” means, in respect of an Interest Period, the 1st day after the end of such Interest Period.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods and Interest Payment Dates) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.4 (Default interest).

“Interest Reserve Account” means the bank account (or Escrow Account under the Escrow Agreement) opened and maintained, or to be opened and maintained by the Borrower with the Escrow Agent in which the Interest Reserve Funds shall be deposited, which includes any sub-division or sub-account thereof and any addition, substitute or replacement of the same.

Facility Agreement

EXECUTION VERSION

“Interest Reserve Funds” has the meaning given to that term in paragraph (a) of Clause 19.21 (Interest Reserve Account).

“Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of 11:00 a.m. (Tokyo time) on the Quotation Day for US dollars.

“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate as of 11:00 a.m. (Tokyo time) on the Quotation Day for US dollars and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

“Loan” means, as the context requires, a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“Major Event of Default” means an Event of Default resulting from a material breach of any Specified Representation, on any date when such a Specified Representation is made and required to be true under Clause 4.4 (Utilisations during the Certain Funds Period) of this Agreement.

“Margin” means one point seventy-five per cent. (1.75%) per annum.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations, property or condition (financial or otherwise) of any Obligor or the Group taken as a whole; or

(b)	the ability of an Obligor to perform its obligations under the Finance Documents; or

(c)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to, any of the Finance Documents; or

(d)	the rights or remedies of the Lender under any of the Finance Documents.

“Merger” means the merger of Merger Co. and the Target Company in accordance with Part XVI of the Companies Law, pursuant to which Merger Co. will merge with and into the Target Company, with the Target Company being the surviving company resulting from the merger, then being delisted from the NASDAQ and continuing as a privately-held, indirect wholly-owned subsidiary of the Guarantor.

“Merger Agreement” means the merger agreement (annexing the Plan of Merger) dated 24 January 2020 and made among the Target Company, the Borrower and Merger Co..

Facility Agreement

EXECUTION VERSION

“Merger Co.” means Changyou Merger Co. Limited, a company incorporated under the laws of the Cayman Islands (company number 358665) which was newly formed by the Borrower as its wholly-owned subsidiary for the purpose of the Merger.

“Merger Co. Share Mortgage” means the equitable share mortgage over 100% of the issued shares in Merger Co. held by the Borrower, as more particularly described in paragraph 2 of Schedule 4 (Transaction Security Documents).

“Merger Documents” means the Merger Agreement, and any other document designated as a “Merger Document” by the Lender and the Borrower.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

subject to paragraph (c) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“NASDAQ” means NASDAQ Global Select Market.

“Obligors” means:

(a)	the Borrower;

(b)	the Guarantor;

(c)	All Honest; and

(d)	the Target Company,

and “Obligor” means each one of them.

“Onshore Collateral Agent” means Industrial and Commercial Bank of China Limited, Beijing Branch.

“Original Financial Statements” means the audited consolidated financial statements of the Guarantor (which have consolidated the Borrower and the Target Company) for its fiscal year ended December 31, 2018.

“Party” means a party to this Agreement.

“Perfection Requirements” means:

(a)	in respect of the Borrower Share Mortgage entered into by All Honest:

Facility Agreement

EXECUTION VERSION

(i)	registration of the Borrower Share Mortgage with the Registrar of Corporate Affairs of the British Virgin Islands pursuant to section 163 of BVI Business Companies Act, 2004 (as amended);

(ii)	update of the register of charges of All Honest to reflect the Security created thereunder pursuant to section 162 of the BVI Business Companies Act, 2004 (as amended); and

(b)	any perfection requirements under or arising out of any applicable law or regulation issued, enacted or put into effect after the date of this Agreement.

“Permitted Disposals” means, in respect of the Borrower, any sale, lease, transfer or other disposal which is on arm’s length terms:

(a)	of trading stock, inventory and/or receivables made in its ordinary course of trading or ordinary course of business;

(b)	of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose (other than an exchange of a non-cash asset for cash);

(c)	of any intellectual property that is no longer used or useful in the Borrower’s business, and licenses of any intellectual property in the ordinary course of business; or

(d)	of obsolete or redundant plant and equipment for cash.

“Permitted Financial Indebtedness” means:

(a)

any Financial Indebtedness of the Borrower which is existing at the date of this Agreement and which has been notified by the Borrower to the Lender in writing, and any amendments, extensions or refinancings of such Financial Indebtedness provided that the principal amount is not increased;

(b)	any money borrowed by the Borrower from any other Obligor;

(c)	any Financial Indebtedness incurred under any Finance Document;

(d)	any Financial Indebtedness which is incurred by the Borrower with the Lender’s prior written consent.

“Permitted Security” means:

(a)

any Security existing as at the date of this Agreement and notified by the Borrower to the Lender in writing, the terms of which may be amended, extended or otherwise modified so long as (i) the principal amount secured thereby is not increased and (ii) such Security does not spread to encumber any new or other assets not previously encumbered thereby;

(b)	any netting or set-off arrangement entered into by the Borrower in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c)	any payment or close-out netting or set-off arrangement pursuant to any hedging transaction entered into by the Borrower for the purpose of:

(i)	hedging any risk to which the Borrower is exposed in its ordinary course of trading; or

Facility Agreement

EXECUTION VERSION

(ii)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(d)

any lien arising by operation of law and in the ordinary course of trading provided that the debt which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned;

(e)	any Security or Quasi-Security over or affecting any asset acquired by the Borrower after the date of this Agreement if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by the Borrower; and

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by the Borrower;

(f)	any Security or Quasi-Security created pursuant to any Finance Document;

(g)

any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Borrower in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by the Borrower;

(h)	any Security or Quasi-Security created with the prior written consent of the Lender.

“Plan of Merger” has the meaning defined in the Merger Agreement.

“Pledge” has the meaning given to that term in paragraph (a)(i) of Clause 4.5 (Condition subsequent).

“PRC” means the People’s Republic of China.

“PRC Properties” means the office building located at 65 Bajiao East Road, Shijingshan District, Beijing with the property ownership certificate numbers existing as at the date of this Agreement and notified by the Borrower to the Lender in writing, and the office building located at 18 Shijingshan Road Yi, Shijingshan District, Beijing with the property ownership certificate numbers existing as at the date of this Agreement and notified by the Borrower to the Lender in writing, each of which is owned by the Target Company.

“PRC Subsidiaries” means those Subsidiaries of the Borrower which are incorporated in the PRC at the relevant time.

“Quotation Day” means:

(a)

in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period (unless market practice differs in the London interbank market in which case the Quotation Day will be determined by the Lender in accordance with market practice in the London interbank market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days); or

(b)	in relation to any Interest Period the duration of which is selected by the Lender pursuant to Clause 8.4 (Default interest), such date as may be determined by the Lender (acting reasonably).

Facility Agreement

EXECUTION VERSION

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any of its material assets is situated;

(c)	any jurisdiction where it conducts any material portion of its business; and

(d)	the jurisdiction whose laws govern any Finance Document.

“Repeating Representations” means the representations and warranties in Clause 17.1 (Status) to Clause 17.5 (Validity and Admissibility in evidence), Clause 17.9 (No misleading information), paragraph (c) of Clause 17.10 (Financial statements) (insofar as it relates to information provided by the Guarantor after the date on which such representation is last made or repeated), Clause 17.11 (Pari passu ranking) to Clause 17.22 (Sanctions).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“RMB Deposit Certificate” means a deposit certificate issued by a reputable bank in the PRC, evidencing a deposit of RMB amount of not less than the amount which is equivalent to the Facility Amount at the exchange rate of US$1.00 = RMB7.20 owned by the Target Company.

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for US dollars and 3-month period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Lender (acting reasonably and in good faith) may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Secured Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Borrower to the Lender under each Finance Document.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Specified Representations” means the representations and warranties set out in Schedule 5 (Specified Representations).

“Subsidiary” means, with respect to any company or other entity (a “Person”), any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, (a) of which (i) at least a majority of the outstanding shares of equity capital, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or (ii) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership; or (b) which is a consolidated variable interest entity of such Person under GAAP.

Facility Agreement

EXECUTION VERSION

“Target Company” means Changyou.com Limited, a company incorporated under the laws of the Cayman Islands (company number 192730) with its registered office situated at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands, and is currently listed on NASDAQ trading under the symbol CYOU.

“Target Company Group” means the Target Company and its Subsidiaries.

“Target Company Share Mortgage” means the equitable share mortgage over 20% of the issued shares in the Target Company (as the surviving company resulting from the Merger) to be held by the Borrower, commencing from the Effective Time, as more particularly described in paragraph 3 of Schedule 4 (Transaction Security Documents).

“Target Company Shares” means 20% of the issued shares of the Target Company (as the surviving company resulting from the Merger), to be held by the Borrower, commencing from the Effective Time.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to that term in Clause 11.1 (Tax definitions).

“Transaction Documents” means the Finance Documents and the Merger Documents.

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under the Transaction Security Documents.

“Transaction Security Documents” means:

(a)	each of the documents described in Schedule 4 (Transaction Security Documents), to the extent not released and discharged by the Lender pursuant to Clause 4.5 (Condition subsequent);

(b)	upon execution by the Target Company, the Pledge; and

(c)

any other document entered into by any person evidencing or creating or expressed to evidence or create any Security over any asset to secure, or providing any guarantee or indemnity in respect of, the obligations of the Borrower under any of the Finance Documents.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under any of the Finance Documents.

“US” means the United States of America.

“US Tax Obligor” means:

(a)	an Obligor which is resident for tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 2 (Form of Utilisation Requests).

Facility Agreement

EXECUTION VERSION

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)

the “Lender”, the “Borrower”, any “Obligor”, the “Onshore Collateral Agent” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)

a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, supplemented, extended, restated or novated from time to time (however fundamentally and even if any of the same increases the obligations of the Borrower or provides for further advances);

(iv)

a “guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against financial loss or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet any of its indebtedness;

(v)	“including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);

(vi)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent, secured or unsecured;

(vii)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(viii)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(ix)

any reference in this Agreement to the “Target Company” shall, from the Effective Time, mean the Target Company as the surviving company resulting from the Merger unless the context otherwise requires;

(x)	a provision of law is a reference to that provision as amended or re-enacted;

(xi)	unless otherwise stated, a time of day is a reference to Tokyo time;

(xii)	the plural includes the singular and vice versa; and

(xiii)	a gender includes every gender.

(b)	Section, Clause and Schedule headings are for ease of reference only.

Facility Agreement

EXECUTION VERSION

(c)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default and/or an Event of Default is “continuing” if it has not been remedied or waived.

(e)

Where this Agreement specifies an amount in a given currency (the “specified currency”) or its “equivalent”, the “equivalent” is a reference to the amount of any other currency which, when converted into the specified currency utilising the Lender’s spot rate of exchange (or, if the Lender does not have an available spot rate of exchange, any publicly available spot rate of exchange selected by the Lender) for the purchase of the specified currency with that other currency in the Tokyo foreign exchange market at or about 11 a.m. on the relevant date, is equal to the relevant amount in the specified currency.

1.3	Currency symbols and definitions

(a)	“US$”, “US dollar” and “US dollars” denote the lawful currency of the United States of America.

(b)	“RMB” means Renminbi, the lawful currency of the PRC.

1.4	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.5	Consent

The Lender confirms its consent to the Merger for the purposes of section 233(8) of the Companies Law.

2.	THE FACILITY

Subject to the terms and conditions of this Agreement, the Lender makes available to the Borrower a term loan facility in the principal amount equal to the Facility Amount, which consists of:

(a)	Facility A: a one-year term loan facility of a principal amount up to US$100,000,000; and

(b)	Facility B: a four-year term loan facility of a principal amount up to US$150,000,000.

The Parties agree and confirm that any amount under Facility B shall not be utilised unless the whole of the amount (a principal amount up to US$100,000,000) under Facility A has been utilised.

Facility Agreement

EXECUTION VERSION

3.	PURPOSE

3.1	Purpose

(a)	The Borrower shall apply all amounts borrowed by it under the Facility towards financing the transactions contemplated under the Merger Agreement in the following manner:

(i)	payment of the Merger Consideration (as defined in the Merger Agreement);

(ii)	payment of the Option Consideration (as defined in the Merger Agreement); and

(iii)

payment of other amounts to be paid in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and all related fees and expenses associated therewith.

(b)	For the avoidance of doubt, no amount borrowed under the Facility may be used as the Interest Reserve Funds.

3.2	Monitoring

The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

Subject to Clause 4.4 (Utilisations during the Certain Funds Period), the Borrower may not deliver a Utilisation Request unless the Lender has received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent). The Lender shall notify the Borrower promptly upon being so satisfied and shall remit the Loan on the Proposed Utilisation Date according to the Utilisation Request.

4.2	Further conditions precedent

The availability of a Loan (other than one to which Clause 4.4 (Utilisations during the Certain Funds Period) applies) is subject to the further conditions that on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Loan; and

(b)	the Repeating Representations to be made by the Borrower are true in all material respects by reference to the facts and circumstances existing on that date.

4.3	Maximum number of Loans

The Borrower may not deliver a Utilisation Request if, as a result of the proposed Utilisation, more than three (3) Loans would be outstanding.

4.4	Utilisations during the Certain Funds Period

(a)	During the Certain Funds Period, the Lender agrees to, and will, make available a Certain Funds Utilisation to the Borrower if:

(i)	the Initial CPs to Certain Funds Utilisations have been satisfied;

Facility Agreement

EXECUTION VERSION

(ii)

on the proposed Utilisation Date, all the Acquired Business Representations are true in all material respects (without duplication of any materiality qualifier set forth therein), provided that to the extent any such representation and warranty specifically refers to an earlier date, such representation and warranty shall be true in all material respects as of such earlier date;

(iii)

on the proposed Utilisation Date, all the Specified Representations are true in all material respects, provided that to the extent any such representation and warranty specifically refers to an earlier date, such representation and warranty shall be true in all material respects as of such earlier date;

(iv)	the Lender has received the Utilisation Request of the proposed Certain Funds Utilisation in compliance with Clause 5.1 (Delivery of a Utilisation Request); and

(v)	on the date of the Utilisation Request and on the proposed Utilisation Date:

(A)	no Material Adverse Effect (as defined in the Merger Agreement) shall have occurred; and

(B)	no Insolvency Event affecting the Borrower, the Guarantor, the Target Company or Merger Co. shall have occurred.

(b)

During the Certain Funds Period (save in circumstances where, pursuant to paragraph (a) above, the Lender is not obliged to make available a Certain Funds Utilisation and subject as provided in Clause 7.1 (Illegality)), the Lender shall not be entitled to:

(i)	cancel any part of the Facility to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(ii)

rescind, terminate or cancel this Agreement or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(iii)	refuse to make a Certain Funds Utilisation;

(iv)	exercise any right of set-off or counterclaim in respect of a Utilisation to the extent to do so would prevent or limit the making of a Certain Funds Utilisation; or

(v)

cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document to the extent to do so would prevent or limit the making of a Certain Funds Utilisation (unless the Lender’s entitlement to take any such action arises as a result of a Major Event of Default having occurred and been continuing), provided that immediately upon the expiry of the Certain Funds Period, all such rights, remedies and entitlements (whether those relate to events or circumstances occurring or subsisting during, or prior to, on or after the expiry of the Certain Funds Period) shall be available to the Lender notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

Facility Agreement

EXECUTION VERSION

(c)

Notwithstanding paragraph (a) above or any other provision of this Agreement, if the Borrower fails to deliver to the Lender on or before the first Utilisation Date any ancillary documents or certificates (including any share certificates) relating to any Transaction Security Document after the Borrower has used its commercially reasonable effort to do so, such ancillary documents or certificates shall not constitute a condition or part of the Initial CPs to Certain Funds for the first Certain Funds Utilisation, but shall be delivered to the Lender not later than 60 days after the Effective Time.

4.5	Conditions subsequent

(a)	The Borrower shall, within three (3) Months after the first Utilisation Date, procure the Target Company to, at its own cost:

(i)

enter into a pledge agreement (or any document creating the appropriate Security) over the RMB Deposit Certificate in favour of the Onshore Collateral Agent as security for the Secured Liabilities (the “Pledge”), which should be in a form and substance reasonably satisfactory to the Lender;

(ii)

within one (1) Month after the first Utilisation Date, procure the Target Company to pledge a deposit certificate evidencing a deposit of RMB amount of not less than the amount which is equivalent to US$125,000,000 at the exchange rate of US$1.00 = RMB7.20 owned by the Target Company, as the first part of the RMB Deposit Certificate, and complete the registration of the pledge with the relevant Governmental Agency in the PRC (if necessary); and

(iii)	complete the registration of the Pledge with the relevant Governmental Agency in the PRC (if necessary).

(b)

After the Borrower has fully complied with paragraph (a) above to the satisfaction of the Lender and the Onshore Collateral Agent, acting reasonably, the Lender will, as soon as practicable and at the cost of the Borrower, release and discharge the Security created under the Transaction Security Documents listed in Schedule 4 (Transaction Security Documents).

4.6	Further condition subsequent

(a)	The Borrower shall:

(i)

within two (2) Business Days of the Effective Time, provide to the Lender a PDF of the application letter to register the Plan of Merger stamped by the Registrar of Companies of the Cayman Islands and a copy of the Plan of Merger filed with the Registrar of Companies in the Cayman Islands;

(ii)

within five (5) Business Days of the Effective Time, provide to the Lender a certified copy of the certificate of merger issued by the Registrar of Companies in the Cayman Islands in connection with the Merger; and

(iii)

within five (5) Business Days of the Effective Time, provide to the Lender a certified copy of the constitutional documents of the Target Company (including its statutory registers) as the surviving company resulting from the Merger and a certificate of good standing relating to the Target Company following completion of the Merger.

(b)	The Borrower shall, within five (5) Business Days from the Effective Time, provide to the Lender:

(i)

a certified copy of the Borrower’s register of mortgages and charges showing that the particulars of the Security created pursuant to the Target Company Share Mortgage have been entered in the Borrower’s register of mortgages and charges;

Facility Agreement

EXECUTION VERSION

(ii)	a certified copy of the Target Company’s register of members evidencing the Borrower’s shareholding in the Target Company following completion of the Merger and showing the following annotation:

“SOHU.COM (GAME) LIMITED has created a mortgage and charge over 14,350,000 Class B ordinary shares registered in its name in favour of INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, TOKYO BRANCH under an equitable share mortgage dated [●] between SOHU.COM (GAME) LIMITED and INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, TOKYO BRANCH. This note was entered on the Company’s register of members on [●]”; and

(iii)

all share certificates in respect of the Borrower’s shareholding in the Target Company secured or to be secured pursuant to the Target Company Share Mortgage and all other share transfer forms and deliverables to be provided under the Target Company Share Mortgage.

5.	UTILISATION

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than 11:00 a.m. (Tokyo time) on the date which is not less than five (5) Business Days (or such shorter period as may be agreed by the Lender) before the proposed Utilisation Date.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies whether Facility A or Facility B to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period; and

(iii)	the currency and amount of the proposed Loan comply with Clause 5.3 (Currency and amount).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be US dollars.

(b)	The amount of the proposed Loan must be a minimum of (i) US$10,000,000 and an integral multiple of US$100,000 or, (ii) if less, the Available Facility.

5.4	Cancellation of Available Facility

Any part of the Facility which, at that time, is unutilised shall be immediately cancelled at 5 p.m. on the last day of the Availability Period.

Facility Agreement

EXECUTION VERSION

6.	REPAYMENT

6.1	Repayment of Loans under Facility A

The Borrower shall repay all Loan(s) drawn under Facility A and all accrued but unpaid interest thereon and all other sums then outstanding under the Finance Documents on the Facility A Final Maturity Date.

6.2	Repayment of Loans under Facility B

The Borrower shall repay all Loan(s) drawn under Facility B in three (3) instalments (each a “Facility B Repayment Instalment”) to be made on each Facility B Repayment Date. Each Facility B Repayment Instalment shall be in an amount set opposite to that Facility B Repayment Date in the table below:

Facility B Repayment Instalment	Facility B Repayment Date	Amount US$
1st	The date falling 24 Months after the first Utilisation Date of Facility A	7,500,000
2nd	The date falling 36 Months after the first Utilisation Date of Facility A	7,500,000
3rd	The Facility B Final Maturity Date	all remaining principal amount of the Loan(s) outstanding under Facility B

6.3	Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

7.	PREPAYMENT AND CANCELLATION

7.1	Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain any Loan or it is or will become unlawful for any Affiliate of the Lender for the Lender to do so:

(a)	the Lender shall promptly notify the Borrower upon becoming aware of that event;

(b)	upon the Lender notifying the Borrower, the Facility will be immediately cancelled; and

(c)

the Borrower shall repay the Loans on the last day of the Interest Period for each Loan occurring after the Lender has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law).

Facility Agreement

EXECUTION VERSION

7.2	Mandatory prepayment

If, during the Facility Period, the Target Company receives any sum of cash proceeds from any strategic investor (which, for avoidance of doubt, shall not include any existing member of the Group), the Borrower shall promptly inform the Lender of the same and apply such sum of cash proceeds towards prepayment of the then outstanding Loans.

7.3	Voluntary prepayment of Loans

(a)

The Borrower may, if it gives the Lender not less than seven (7) Business Days’ (or such shorter period as the Lender may agree) prior written notice, prepay on an Interest Payment Date the whole or any part of a Loan outstanding under Facility A or Facility B (but, if in part, being an amount that reduces the amount of that Loan by a minimum amount of US$100,000 and in integral multiples thereof). Any prepayment under this Clause must be made together with all interest accrued thereon but unpaid.

(b)	Any prepayment of Facility B under paragraph (a) above shall not be made unless the whole of the Facility Amount (a principal amount up to US$100,000,000) under Facility A has been prepaid.

(c)	Any prepayment of Facility B under paragraph (a) above shall be applied to and satisfy the Facility B Repayment Instalments in chronological order.

(d)

If the Borrower fails to pay the prepayment amount in full on the specified prepayment date after notice has been given to the Lender under paragraph (a) above, it shall, immediately upon demand, pay to the Lender any Break Costs incurred by the Lender.

7.4	Right of prepayment and cancellation

(a)	If:

(i)	any sum payable to the Lender by the Borrower is required to be increased under paragraph (a) of Clause 11.2 (Tax gross-up); or

(ii)	the Lender claims indemnification from the Borrower under Clause 11.3 (Tax indemnity) or Clause 12.1 (Increased Costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Lender notice of cancellation of the Facility or its intention to procure the prepayment of the Loans.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Facility shall immediately be reduced to zero.

(c)

On the last day of the Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall prepay the Loans to the Lender.

7.5	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

Facility Agreement

EXECUTION VERSION

(c)	The Borrower may not reborrow any part of the Facility which is prepaid.

(d)	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Available Facility except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Facility cancelled under this Agreement may be subsequently reinstated.

8.	INTEREST

8.1	Rate of interest and calculation

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the Margin; and

(b)	LIBOR.

8.2	Accrual of interest

Interest shall accrue on the outstanding principal balance of each Loan at the rate of interest defined in the Clause 8.1.

8.3	Payment of interest

The Borrower shall pay accrued interest on each Loan for each Interest Period on the Interest Payment Date applicable to that Interest Period.

8.4	Default interest

(a)

If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date to the date of actual payment (both before and after judgment) at a rate which is, subject to paragraph (b) below, two per cent. (2%) per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment and only until the Unpaid Sum is paid, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Lender (acting reasonably). Such increase of two per cent. (2%) in the applicable interest rate shall end immediately upon payment of each Unpaid Sum. Any interest accruing under this Clause 8.4 shall be immediately payable by the Borrower on demand by the Lender.

(b)	If any Unpaid Sum consists of all or any part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)

the rate of interest applying to the Unpaid Sum during that first Interest Period shall be two per cent. (2%) per annum higher than the rate which would have applied if the Unpaid Sum had not become due.

Facility Agreement

EXECUTION VERSION

(c)

Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.5	Notification of rates of interest

The Lender shall promptly notify the Borrower of the determination of a rate of interest under this Agreement.

9.	INTEREST PERIODS AND INTEREST PAYMENT DATES

9.1	Interest Periods; Interest Payment Dates

(a)	The duration of each Interest Period shall be three (3) Months.

(b)

No Interest Period or Interest Payment Date applicable to Facility A shall extend beyond the Facility A Final Maturity Date. Any Interest Period or Interest Payment Date applicable to Facility A which would otherwise overrun the Facility A Final Maturity Date shall instead end on the Facility A Final Maturity Date.

(c)

No Interest Period or Interest Payment Date applicable to Facility B shall extend beyond the Facility B Final Maturity Date. Any Interest Period or Interest Payment Date applicable to Facility B which would otherwise overrun the Facility B Final Maturity Date shall instead end on the Facility B Final Maturity Date.

(d)	The first Interest Period of a Loan shall start on its Utilisation Date, and each subsequent Interest Period of a Loan will start on the last day of the preceding Interest Period.

9.2	Non-Business Days

If an Interest Payment Date would otherwise fall on a day which is not a Business Day, that Interest Payment Date will instead fall on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3	Consolidation of Loans

At any time when there are two or more Loans drawn under Facility A or Facility B, those Loans will be consolidated into, and treated as, a single Loan under Facility A or Facility B (as the case may be) on the last day of the current Interest Period.

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Unavailability of Screen Rate

(a)

Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of a Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Cost of funds: If no Screen Rate is available for LIBOR for:

(i)	US dollars; or

(ii)

the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,there shall be no LIBOR for that Loan and Clause 10.3 (Cost of funds) shall apply to that Loan for that Interest Period.

Facility Agreement

EXECUTION VERSION

10.2	Market disruption

If before 5 p.m. in Tokyo on the Business Day immediately following the Quotation Day for the relevant Interest Period the Borrower receives notification from the Lender (acting reasonably and in good faith) that the cost to the Lender of funding that Loan from whatever source it may reasonably select would be in excess of LIBOR then Clause 10.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

10.3	Cost of funds

(a)	If this Clause 10.3 applies, the rate of interest on the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Borrower by the Lender (acting reasonably and in good faith) as soon as practicable and in any event by 5 p.m. on the date falling five (5) Business Days after the Quotation Day to be that which expresses as a percentage rate per annum the cost to the Lender of funding that Loan from whatever source it may reasonably select.

(b)

If this Clause 10.3 applies and the Lender or the Borrower so requires, the Lender and the Borrower shall enter into negotiations in good faith (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)

Any alternative basis agreed pursuant to paragraph (b) above shall be binding on the Parties. All provisions of this Clause 10 are further subject to the provisions of Clause 28.2 (Replacement of Screen Rate).

10.4	Break Costs

(a)

The Borrower shall, within five (5) Business Days of demand by the Lender, pay to the Lender its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than an Interest Payment Date for that Loan or the last day of an Interest Period for that Unpaid Sum.

(b)	The Lender shall, as soon as reasonably practicable after a demand by the Borrower, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.	TAX GROSS-UP AND INDEMNITIES

11.1	Tax definitions

(a)	In this Clause 11:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

Facility Agreement

EXECUTION VERSION

“Tax Payment” means an increased payment made by the Borrower to the Lender under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 11, a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

11.2	Tax gross-up

(a)

All payments to be made by the Borrower to the Lender under the Finance Documents shall be made free and clear of and without any Tax Deduction unless the Borrower is required to make a Tax Deduction, in which case, the sum payable by the Borrower (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that the Lender receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)

The Borrower shall promptly upon becoming aware that the Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly. Similarly, the Lender shall notify the Borrower on becoming so aware in respect of a payment payable to the Lender.

(c)

If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

11.3	Tax indemnity

(a)

Without prejudice to Clause 11.2 (Tax gross-up), if the Lender is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for the purposes of Tax to be received or receivable by the Lender whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against the Lender, the Borrower shall, within three (3) Business Days of demand of the Lender, promptly indemnify, to the maximum extent permitted under all applicable laws, the Lender which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 11.3 shall not apply to:

(i)

any Tax imposed on and calculated by reference to the net income actually received or receivable by the Lender (but, for the avoidance of doubt, not including any sum deemed for the purposes of Tax to be received or receivable by the Lender but not actually receivable) by the jurisdiction in which the Lender is incorporated;

(ii)

any Tax imposed on and calculated by reference to the net income of the Facility Office of the Lender actually received or receivable by the Lender (but, for the avoidance of doubt, not including any sum deemed for the purposes of Tax to be received or receivable by the Lender but not actually receivable) by the jurisdiction in which its Facility Office is located; or

Facility Agreement

EXECUTION VERSION

(iii)	a FATCA Deduction required to be made by a Party.

(b)	If the Lender intends to make a claim under paragraph (a) above, it shall notify the Borrower of the event giving rise to the claim.

11.4	Tax Credit

If the Borrower makes a Tax Payment and the Lender determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	the Lender has obtained and utilised that Tax Credit,

the Lender shall pay an amount to the Borrower which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

11.5	Stamp taxes

The Borrower shall:

(a)	pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; and

(b)

within five (5) Business Days of demand, indemnify, to the maximum extent permitted under all applicable laws, the Lender against any cost, loss or liability the Lender incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Finance Document.

11.6	Indirect Tax

(a)

All amounts set out or expressed in a Finance Document to be payable by the Borrower to the Lender shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by the Lender to the Borrower in connection with a Finance Document, the Borrower shall pay to the Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)

Where a Finance Document requires the Borrower to reimburse or indemnify the Lender for any costs or expenses, the Borrower shall also at the same time pay and indemnify, to the maximum extent permitted under all applicable laws, the Lender against all Indirect Tax incurred by the Lender in respect of the costs or expenses to the extent that the Lender reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

11.7	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

Facility Agreement

EXECUTION VERSION

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party under paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige the Lender to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested information, forms, documentation or other information.

11.8	FATCA Deduction and gross-up by the Borrower

(a)

If the Borrower is required to make a FATCA Deduction, the Borrower shall make that FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA, and the Borrower shall not be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

The Borrower shall promptly upon becoming aware that the Borrower must make a FATCA Deduction (or that there is any change in the rate or the basis of a FATCA Deduction) notify the Lender accordingly. Similarly, the Lender shall notify the Borrower on becoming so aware in respect of a payment payable to the Lender.

(c)

Within 30 days of making either a FATCA Deduction, the Borrower making that FATCA Deduction shall deliver to the Lender evidence reasonably satisfactory to the Lender that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

11.9	FATCA Deduction by the Lender

The Lender may make any FATCA Deduction it is required by FATCA to make and any payment required in connection with that FATCA Deduction, and the Lender shall not be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. The Lender upon becoming aware that it must make a FATCA Deduction in respect of a payment to the Borrower (or that there is any change in the rate or the basis of such FATCA Deduction) shall notify the Borrower.

Facility Agreement

EXECUTION VERSION

12.	INCREASED COSTS

12.1	Increased Costs

(a)

Subject to Clause 12.3 (Exceptions), the Borrower shall, within five (5) Business Days of a demand by the Lender, pay for the account of the Lender the amount of any Increased Costs incurred by the Lender or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement. The terms “law” and “regulation” in this paragraph (a) shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement, “Increased Costs” means:

(i)

a reduction in the rate of return from the Facility or on the Lender’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by the Lender);

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by the Lender or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by the Lender of any of its obligations under any Finance Document.

12.2	Increased Cost claims

(a)	If the Lender intends to make a claim pursuant to Clause 12.1 (Increased Costs) it shall promptly notify the Borrower of the event giving rise to the claim.

(b)	The Lender shall, as soon as practicable after a demand by the Borrower, provide a certificate confirming in good faith the amount of its Increased Costs.

12.3	Exceptions

Clause 12.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by the Borrower;

(b)	attributable to a FATCA Deduction required to be made by the Borrower or the Lender;

(c)

compensated for by Clause 11.3 (Tax indemnity) (or would have been compensated for under Clause 11.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (a) of Clause 11.3 (Tax indemnity) applied); or

(d)	attributable to any wilful breach by the Lender or its Affiliates of any law or regulation.

Facility Agreement

EXECUTION VERSION

13.	MITIGATION BY THE LENDER

13.1	Mitigation

(a)

The Lender shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 11 (Tax Gross-Up and Indemnities) or Clause 12 (Increased Costs), including:

(i)

providing such information as the Borrower may reasonably request in order to permit the Borrower to determine its entitlement to claim any exemption or other relief (whether pursuant to a double taxation treaty or otherwise) from any obligation to make a Tax Deduction; and

(ii)	in relation to any circumstances which arise following the date of this Agreement, transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

13.2	Limitation of liability

(a)

The Borrower shall promptly indemnify, to the maximum extent permitted under all applicable laws, the Lender for all out-of-pocket costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Clause 13.1 (Mitigation).

(b)	The Lender is not obliged to take any steps under Clause 13.1 (Mitigation) if, in the opinion of the Lender (acting reasonably), to do so might be prejudicial to it.

13.3	Conduct of business by the Lender

No provision of this Agreement will:

(a)	interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim;

(c)	oblige the Lender to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax; or

(d)

oblige the Lender to do or omit to do anything which would, or might in the Lender’s reasonable opinion, constitute a breach of any anti-money laundering, counter-terrorism financing, economic or trade sanction laws or regulations.

14.	OTHER INDEMNITIES

14.1	Currency indemnity

(a)

If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Borrower; or

Facility Agreement

EXECUTION VERSION

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within five (5) Business Days of demand, indemnify, to the maximum extent permitted under all applicable laws, the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

The Borrower shall within five (5) Business Days of demand, indemnify, to the maximum extent permitted under all applicable laws, the Lender against any cost, loss or liability incurred by the Lender as a result of:

(a)	the occurrence of any Event of Default;

(b)	any information provided by the Borrower being false or misleading in any material respect;

(c)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to the Borrower or with respect to the transactions contemplated or financed under this Agreement;

(d)	a failure by the Borrower to pay any amount due under a Finance Document on its due date or in the relevant currency;

(e)

funding, or making arrangements to fund, a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender alone); or

(f)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.3	Further indemnities

The Borrower shall promptly indemnify, to the maximum extent permitted under all applicable laws, the Lender against any cost, loss or liability incurred by the Lender (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

Facility Agreement

EXECUTION VERSION

14.4	Indemnities relating to Security

(a)

The Borrower shall promptly indemnify, to the maximum extent permitted under all applicable laws, the Lender and every Receiver and Delegate against any cost, loss or liability incurred by any of them:

(i)	as a result of:

(A)	the taking, holding, protection or enforcement of the Transaction Security;

(B)	the exercise of any of the rights, powers, discretions and remedies vested in the Lender and each Receiver and Delegate by the Finance Documents or by law; and

(C)	any Default by the Borrower in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(ii)

which otherwise relates to any of the Charged Property or the performance of the terms of the Finance Documents (otherwise than as a result of the Lender’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)

The Lender and every Receiver and Delegate may, in priority to any other payment, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.4 and shall have a lien on the Transaction Security and the proceeds on the enforcement of the Transaction Security for all monies payable to it.

14.5	Indemnity relating to anti-money laundering

(a)

The Borrower shall fully indemnify, to the maximum extent permitted under all applicable laws, the Lender for any reasonable action taken by the Lender in connection with the fulfilment of any anti-money laundering and anti-terrorism requirements to the extent that such action is taken by the Lender as a direct result of any action or inaction by or on behalf of the Borrower.

(b)

The Lender shall not be liable for any loss caused in whole or in part by any action of the Lender regarding the fulfilment of any anti-money laundering and anti-terrorism requirements which may delay or prevent the processing of instructions.

(c)

The Lender shall have full recourse to the Borrower in the event that any payment or repayment previously made by the Borrower to the Lender has been found to be in breach of any anti-money laundering and anti-terrorism requirements.

15.	EXPENSES

15.1	Transaction expenses

The Borrower shall, within five (5) Business Days of demand, pay the Lender the amount of all out-of-pocket costs and expenses (including out-of-pocket legal fees, but no internal counsel legal fees) reasonably incurred by the Lender in connection with the due diligence, negotiation, preparation, printing and execution of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Document executed after the date of this Agreement.

Facility Agreement

EXECUTION VERSION

15.2	Amendment costs

If the Borrower requests an amendment, waiver or consent, the Borrower shall, within five (5) Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including out-of-pocket legal fees, but no internal counsel legal fees) reasonably incurred by the Lender (and, any Receiver or Delegate if applicable) in responding to, evaluating, negotiating or complying with that request or requirement.

15.3	Enforcement and preservation costs

The Borrower shall, within five (5) Business Days of demand, pay to the Lender the amount of all costs and expenses (including out-of-pocket legal fees, but no internal counsel legal fees) on a full indemnity basis incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Lender as a consequence of it entering into a Finance Document, taking or holding the Transaction Security or enforcing those rights.

16.	GUARANTEE AND INDEMNITY

16.1	Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)	guarantees to the Lender due and punctual performance by the Borrower of all the Borrower’s obligations under the Finance Documents;

(b)

undertakes with the Lender that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with the Lender that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify, to the maximum extent permitted under all applicable laws, the Lender immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 16 if the amount claimed had been recoverable on the basis of a guarantee.

16.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

16.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by the Lender in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 16 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

Facility Agreement

EXECUTION VERSION

16.4	Waiver of defences

The obligations of the Guarantor under this Clause 16 will not be affected by an act, omission, matter or thing which, but for this Clause 16, would reduce, release or prejudice any of its obligations under this Clause 16 (without limitation and whether or not known to it or the Lender) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor or such other person;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)	any insolvency or similar proceedings; or

(h)	this Agreement or any other Finance Document not being executed by or binding upon any other party.

16.5	Guarantor intent

Without prejudice to the generality of Clause 16.4 (Waiver of defences), the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

16.6	Immediate recourse

The Guarantor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 16. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

Facility Agreement

EXECUTION VERSION

16.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Lender (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by the Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 16.

16.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Lender otherwise directs, the Guarantor will not exercise or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 16:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of or provider of security for any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Lender;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 16.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with the Lender.

If the Guarantor receives any benefit, payment or distribution in relation to any such right it shall hold that benefit, payment or distribution (or so much of it as may be necessary to enable all amounts which may be or become payable to the Lender by the Obligors under or in connection with the Finance Documents to be paid in full) on trust for the Lender, and shall promptly pay or transfer the same to the Lender or as the Lender may direct for application in accordance with Clause 22 (Payment Mechanics).

16.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Lender.

Facility Agreement

EXECUTION VERSION

17.	REPRESENTATIONS

Each of the Borrower and the Guarantor makes the representations and warranties set out in this Clause 17 to the Lender on the date of this Agreement.

17.1	Status

(a)	Each Obligor is a company, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

(b)	Each Obligor has the power to own its assets and carry on its business as it is being conducted.

(c)	Each Obligor is acting as principal for its own account and not as agent or trustee in any capacity on behalf of any party in relation to the Finance Documents.

17.2	Binding obligations

Subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered in accordance with Clause 4 (Conditions of Utilisation):

(a)	the obligations expressed to be assumed by each Obligor in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)

(without limiting the generality of paragraph (a) above), each Transaction Security Document creates the Security which that Transaction Security Document purports to create and such Security is valid and effective.

17.3	Non-conflict with other obligations

The entry into and performance by each Obligor of, and the transactions contemplated by, the Transaction Documents to which it is a party, and the granting of the Transaction Security, do not and will not conflict with:

(a)	to the best knowledge of the Obligor, any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets or constitutes a default or termination event (however described) under any such agreement or instrument.

17.4	Power and authority

Each Obligor has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Finance Documents.

17.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable each Obligor lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party;

(b)

to ensure that the obligations expressed to be assumed by each Obligor in the Transaction Documents to which it is a party are legal, valid, binding and enforceable and that the ranking and priority of the Transaction Security are legal, valid and effective (other than the Perfection Requirements);

Facility Agreement

EXECUTION VERSION

(c)	to make the Transaction Documents to which each Obligor is a party admissible in evidence in its jurisdiction of incorporation (other than court filings in the normal course of proceedings) ; and

(d)	for each Obligor to carry on its business, and which are material,

have been obtained or effected and are in full force and effect.

17.6	Deduction of Tax

It is not required under the law applicable where each Obligor is incorporated or resident or at its address specified in any Finance Document to make any Tax Deduction from any payment it may make under any Finance Document.

17.7	No filing or stamp taxes

It is not necessary under the laws of the Relevant Jurisdictions of each Obligor that the Finance Documents be filed, recorded or enrolled with any court or other Governmental Agency in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, save for (a) the Perfection Requirements; and (b) that Cayman Islands stamp duty may be payable on a Finance Document if that original Finance Document is executed in the Cayman Islands or an executed original copy of that Finance Document is brought into the Cayman Islands.

17.8	No Default

(a)

No Event of Default and, on the date of this Agreement and at the Effective Time, no Default is continuing or would reasonably be expected to result from the making of any Utilisation or from the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on any Obligor or to which the assets of such Obligor are subject which might or would have a Material Adverse Effect.

17.9	No misleading information

(a)

Any factual information provided to the Lender by any Obligor or any other member of the Group in the Information Package or in relation to any Finance Document was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)

Any financial projections or forecasts provided by any Obligor to the Lender in the Information Package or otherwise have been prepared on the basis of recent historical information and on the basis of assumptions believed by such Obligor to be reasonable at the time such projections or forecasts were furnished.

(c)

Nothing has occurred or been omitted from any information so provided and no information has been given or withheld that results in the information so provided by each Obligor being, in the light of the circumstances of such occurrence or under which such information was provided, omitted, given, or withheld, untrue or misleading in any material respect.

Facility Agreement

EXECUTION VERSION

17.10	Financial statements

(a)

The financial statements of the Guarantor most recently supplied to the Lender (which are, at the date of this Agreement, the Original Financial Statements) were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements, provided that any such financial statements for fiscal quarters were prepared in accordance with GAAP for interim financial information.

(b)

The financial statements of the Guarantor most recently supplied to the Lender (which are, at the date of this Agreement, the Original Financial Statements) fairly present, in all material respects, its consolidated financial position as of the end of the most recent fiscal year (or, if applicable, fiscal quarter) of the Guarantor included in such financial statements and its results operations for such fiscal year (or, if applicable, such fiscal quarter).

(c)

There has been no material adverse change in the business or consolidated financial position of the Guarantor since the date of its financial statements most recently delivered to the Lender (which are, at the date of this Agreement, the Original Financial Statements).

17.11	Pari passu ranking

The payment obligations of each Obligor under the Finance Documents to which it is a party represent its direct, unsecured and unsubordinated obligations and rank at least pari passu with the claims of all of its other present and future unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.12	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, would reasonably be expected to have a Material Adverse Effect has (to its knowledge and belief) been started or threatened against any Obligor or any other member of the Group.

17.13	Authorised signatures

Any person specified as its authorised signatory under Schedule 1 (Conditions Precedent) or paragraph (f) of Clause 18.3 (Information: miscellaneous) is authorised to sign the Utilisation Requests (in the case of the Borrower) and other notices on its behalf.

17.14	Ranking of Security

(a)	Each Transaction Security Document creates in favour of the Lender the Security which it is expressed to create and subject to the liens of any applicable Permitted Security.

(b)

The Transaction Security has or will have the ranking in priority which it is expressed to have in the relevant Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security, subject to any applicable Permitted Security.

17.15	Good title to assets

Each Obligor has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

Facility Agreement

EXECUTION VERSION

17.16	Legal and beneficial ownership

Each Obligor is the sole legal and beneficial owner of the respective assets over which it purports to grant Security; provided, that with respect to ownership of the Target Company Shares, the Borrower will not become and be the owner of those shares until immediately after closing of the Merger at the Effective Time.

17.17	Shares

The shares of any member of the Target Company Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies (other than Merger Co.) whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security. There are no agreements in force which provide for the issue or allotment of, or grant any person (other than the Borrower and/or the employees under any Employee Stock Ownership Plan or ESOP) the right to call for the issue or allotment of, any share or loan capital of any member of the Target Company Group (including any option or right of pre-emption or conversion).

17.18	Merger Documents

(a)	The Merger Documents contain all the terms of the Merger.

(b)	To the best of its knowledge, no representation or warranty given by any party to the Merger Documents is untrue or misleading in any material respect.

17.19	No immunity

Each Obligor is generally subject to civil and commercial law and to legal proceedings and neither it nor any of its assets or revenues is entitled to any immunity or privilege (sovereign or otherwise) from any set-off, judgment, execution, attachment or other legal process.

17.20	Anti-bribery

No Obligor or any other member of the Group is, nor to its knowledge, any director, officer, agent, employee, Affiliate or other person acting on behalf of any Obligor or any other member of the Group is, aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any anti-bribery law applicable to such persons. Furthermore, each Obligor, each other member of the Group and, to its knowledge, each of its Affiliates have conducted their businesses in compliance with such anti-bribery laws.

17.21	Anti-money laundering

The operations of each Obligor, each other member of the Group and each of its Affiliates are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Agency having jurisdiction over such Obligor, such other member of the Group and such Affiliates (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Agency or any arbitrator involving the Borrower, any other member of the Group or its Affiliates with respect to the Money Laundering Laws is pending or, to its knowledge, threatened.

Facility Agreement

EXECUTION VERSION

17.22	Sanctions

No Obligor or other member of the Group, or any director or officer, or any employee, agent, or Affiliate, of the Borrower and of any other member of the Group is an individual or entity (“Persons”) that is, or is owned or controlled by Persons that are:

(a)

the target or subject of any sanctions administered or enforced by the US Department of the Treasury’s Office of Foreign Assets Control, the US Department of State or the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively, “Sanctions”); or

(b)

located, organized or resident in a country or territory that is, or whose government is, the target or subject of Sanctions, including, without limitation, currently, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria.

17.23	Repetition

(a)

The Repeating Representations are deemed to be made by the Borrower and the Guarantor by reference to the facts and circumstances then existing on the date of each Utilisation Request, on each Utilisation Date, other than for and with respect to any Utilisation Request or Utilisation made during the Certain Funds Period.

(b)	All the representations and warranties in this Clause 17 are also deemed to be made by the Borrower and the Guarantor by reference to the facts and circumstances then existing at the Effective Time.

18.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any part of the Facility is in force.

18.1	Financial statements

The Guarantor shall supply to the Lender:

(a)

as soon as the same become available, but in any event within 180 days after the end of each of its fiscal years, the audited consolidated financial statements of the Guarantor (which have consolidated the Borrower) for that fiscal year; and

(b)

as soon as the same become available, but in any event within 90 days after the end of each of its fiscal quarters, the unaudited consolidated financial statements of the Guarantor (which have consolidated the Borrower) for that fiscal quarter.

18.2	Requirements as to financial statements

(a)

Each set of the Guarantor’s financial statements delivered pursuant to Clause 18.1 (Financial statements) shall be certified by an executive officer as fairly presenting, in all material respects, the financial position of the Guarantor as of the end of the most recent fiscal year or fiscal quarter, as applicable, presented in such financial statements and the results of operations of the Guarantor for the fiscal year or fiscal quarter, as applicable, then ended.

(b)

The Guarantor shall procure that each set of financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared in accordance with GAAP, provided that such financial statements delivered pursuant to paragraph (b) of Clause 18.1 (Financial statements) (for fiscal quarters) will be prepared of in accordance with GAAP for interim financial information.

Facility Agreement

EXECUTION VERSION

18.3	Information: miscellaneous

Each of the Borrower and the Guarantor shall supply to the Lender (or procure the supply to the Lender of):

(a)	all documents despatched by any Obligor to its shareholders (or any class of them) and to its creditors generally at the same time as they are despatched;

(b)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor, and which would, if adversely determined, have a Material Adverse Effect;

(c)	promptly, such information as the Lender may reasonably require about the Charged Property and the compliance by the Obligors with the terms of any Transaction Security Documents;

(d)	promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any Obligor and which would have a Material Adverse Effect;

(e)	promptly, such further information regarding the financial condition, assets, business or operations of any Obligor or any other member of the Group as the Lender may reasonably request; and

(f)	promptly, notice of any change in authorised signatories of the Borrower signed by a director of the Borrower accompanied by specimen signatures of any new authorised signatories.

18.4	Notification of Default

The Borrower shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

18.5	“Know your customer” checks

Each of the Borrower and the Guarantor must (and shall ensure that each other member of the Group will) promptly upon the request of the Lender supply, or procure the supply of, such documentation or other evidence as is reasonably requested by the Lender in order for the Lender to conduct all “know your customer” and other similar procedures that is required (or deems desirable) to conduct.

19.	GENERAL UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement until the expiry of the Facility Period.

19.1	Authorisations

The Borrower shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect and supply certified copies to the Lender of any Authorisation required under any law or regulation:

(a)	to enable it to perform its obligations under the Transaction Documents to which it is a party;

(b)	to ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document in its jurisdiction of incorporation; and/or

(c)	for it to carry on its business and which is material.

Facility Agreement

EXECUTION VERSION

19.2	Perfection Requirements

The Borrower shall ensure that all the Perfection Requirements will be duly completed within any time limit prescribed by the applicable law or as set out in the relevant Transaction Security Document.

19.3	Compliance with laws

The Borrower shall comply in all respects with all laws and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

19.4	Environmental compliance

The Borrower shall comply in all material respects with all Environmental Law, obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under Environmental Law or any Environmental Permits, if a failure to do any of the foregoing would reasonably be expected to have a Material Adverse Effect.

19.5	Environmental Claims

The Borrower shall inform the Lender in writing as soon as reasonably practicable upon becoming aware of:

(a)	any Environmental Claim which has been commenced or (to the best of the Borrower’s knowledge and belief) is threatened against any Obligor or any other member of the Group; or

(b)	any facts or circumstances which will or would reasonably be expected to result in any Environmental Claim being commenced or threatened against any Obligor or any other member of the Group,

in each case where such Environmental Claim would reasonably be expected, if determined against that Obligor or that member of the Group, to have a Material Adverse Effect.

19.6	Taxation

The Borrower shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;

(b)	adequate reserves are being maintained for those Taxes and the costs required to contest them; and

(c)	such payment can be lawfully withheld.

19.7	Change of Control

The Borrower shall ensure that no Change of Control will occur.

19.8	Merger

The Borrower shall not enter into any amalgamation, demerger, merger or corporate reconstruction other than the Merger; provided, that the Borrower may enter into any amalgamation or merger (a) with any other member of the Group and (b) with any other entity if the Borrower is the surviving entity of the merger and such merger has no Material Adverse Effect.

Facility Agreement

EXECUTION VERSION

19.9	PRC Subsidiaries

The Borrower shall not arbitrarily reduce or withdraw the registered capital of any of the PRC Subsidiaries without the prior written consent of the Lender (not to be unreasonably withheld or delayed).

19.10	Change of business

The Borrower shall procure that no fundamental change is made to the general nature and scope of the business of the Borrower and/or the Guarantor, or the Target Company Group taken as a whole (effective from the Effective Time), from that carried on at the date of this Agreement.

19.11	Constitutional documents

The Borrower shall procure that no material amendment or supplement is made to the constitutional documents of any Obligor and/or any member of the Target Company Group which would have a Material Adverse Effect.

19.12	Preservation of assets

The Borrower shall maintain in good working order and condition (fair wear and tear excepted) all of its assets necessary or desirable in the conduct of its business; provided, that this clause does not apply to or prohibit any sale, lease, transfer or other disposal of assets which is a Permitted Disposal.

19.13	Insurances

The Borrower shall maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks, and to the extent, usually insured against by prudent companies located in the same or similar location and carrying on a similar business.

19.14	Pari passu ranking

The Borrower shall ensure that the payment obligations of each Obligor under the Finance Documents to which it is a party rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.15	Merger Documents

(a)

The Borrower shall (and will procure Merger Co. to) promptly pay all amounts payable by it under the Merger Documents as and when they become due (except to the extent that any such amounts are being contested in good faith and where adequate reserves are set aside for any such amount).

(b)

The Borrower shall (and will procure Merger Co. to) take all commercially reasonable and practical steps to preserve and enforce its rights and pursue any claims and remedies arising under any Merger Document.

Facility Agreement

EXECUTION VERSION

19.16	Negative pledge

In this Agreement, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

(a)	The Borrower shall not create or permit to subsist any Security over any of its assets.

(b)	The Borrower shall not:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any material amount of its receivables on recourse terms;

(iii)	enter into or permit to subsist any title retention arrangement; or

(iv)	enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)

The Borrower shall procure the Target Company not to create or permit to subsist any Security over the PRC Properties, other than liens arising by operation of law and except with the prior written consent of the Lender.

(d)	Paragraphs (a) and (b) above do not apply to any Permitted Security.

19.17	Disposals

(a)

The Borrower shall not enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary and whether at the same time or over a period of time) to sell, lease, transfer or otherwise dispose of any of its assets.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal.

19.18	Guarantee

(a)

The Borrower shall not give or allow to remain outstanding any guarantee to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person.

(b)	Paragraph (a) above does not apply to any guarantee given by the Borrower in respect of the obligations of any member of the Group.

19.19	Dividends

(a)

Without the written consent of the Lender, the Borrower shall not declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital) before the expiry of the Facility Period.

Facility Agreement

EXECUTION VERSION

(b)

If any part of a Loan or any interest is overdue or there occurs any other Major Event of Default, the Borrower shall procure the Target Company to, as soon as practicable, declare and pay dividends to its shareholders (including the Borrower) and upon receipt of such dividends payment from the Target, the Borrower shall apply the same for repayment of the then outstanding Loans and unpaid interest; provided, however, that the Borrower may choose other ways to repay the overdue Loan or interest and, in each case as applicable, the Borrower may, within five (5) Business Days after the original due date therefor, cause such overdue Loan or interest payment to be paid from any other source of funds as the Borrower may select in its discretion.

19.20	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, the Borrower shall not incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Financial Indebtedness which is a Permitted Financial Indebtedness.

19.21	Interest Reserve Account

(a)

The Borrower shall open and maintain the Interest Reserve Account with the Escrow Agent for the duration of the Facility Period, and ensure that there is at all times credited to and maintained in it a credit balance of not less than the aggregate amount of interest payable on the outstanding Loan(s) for the next three (3) months or, if shorter, the remaining period before the Facility B Final Maturity Date (the “Interest Reserve Funds”).

(b)	No withdrawal from the Interest Reserve Account by the Borrower is permitted unless with the prior written consent of the Lender.

(c)

If there occurs an Event of Default, the Lender may, and the Escrow Agent is irrevocably authorised by the Borrower to, apply all monies standing to the credit of the Interest Reserve Account for repayment or prepayment of the Loans and payment of all other sums owing under this Agreement.

(d)	The Interest Reserve Funds shall be determined by the Lender based on the current rate of interest applicable to the Loan(s) and notified to the Borrower from time to time.

19.22	Further assurances

The Borrower shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Lender may reasonably specify (in such form as the Lender may reasonably require):

(a)

to perfect or protect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Lender provided by or pursuant to the Finance Documents or by law; and/or

(b)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

20.	EVENTS OF DEFAULT

Each of the events or circumstances set out in the following sub-clauses of this Clause 20 (other than Clause 20.15 (Acceleration)) is an Event of Default.

Facility Agreement

EXECUTION VERSION

20.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable.

20.2	Specific obligations

(a)	Any requirement of Clause 4.5 (Conditions subsequent) is not satisfied.

(b)	A Change of Control occurs.

20.3	Other obligations

An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 20.1 (Non-payment) and Clause 20.2 (Specific obligations)), in each case within three (3) Business Days after receiving written notice thereof from the Lender.

20.4	Misrepresentation

(a)

During the Certain Funds Period, any of the Acquired Business Representations or Specified Representations is incorrect in any material respect, as of the date when made or deemed to have been made under Clause 4.4 (Utilisations during the Certain Funds Period); or

(b)

(b) At any time after the Certain Funds Period, any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

20.5	Cross default

(a)	Any Financial Indebtedness of the Borrower or the Guarantor is not paid when due nor within any originally applicable grace period.

(b)

Any Financial Indebtedness of the Borrower or the Guarantor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)

Any creditor of the Borrower or the Guarantor becomes entitled to declare any Financial Indebtedness due and payable prior to its specified maturity as a result of an event of default (however described).

(d)

No Event of Default will occur under this Clause 20.5 if the aggregate amount of Financial Indebtedness or any commitment for Financial Indebtedness falling within paragraphs (a) through (c) above is less than US$700,000 (or its equivalent in any other currency or currencies).

20.6	Insolvency

(a)

The Borrower or the Guarantor is or admits its inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its Financial Indebtedness.

(b)	A moratorium is declared in respect of any indebtedness of the Borrower or the Guarantor.

Facility Agreement

EXECUTION VERSION

20.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken or occurs in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding-up, striking-off, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower or the Guarantor and, if any of the foregoing is involuntary and not consented to by the Borrower or the Guarantor (as applicable), the same is not dismissed or discharged within 60 days;

(b)	a composition or arrangement with any creditor of the Borrower or the Guarantor, or an assignment for the benefit of creditors generally of the Borrower or the Guarantor or a class of such creditors;

(c)

the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of the Borrower or the Guarantor or any of its assets, and which, if any of the foregoing is involuntary and not consented to by the Borrower or the Guarantor, the same is not dismissed or discharged within 60 days after such appointment; or

(d)	the enforcement of any Security over any assets of the Borrower or the Guarantor,

or any analogous procedure or step is taken or occurs in any jurisdiction.

20.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower or the Guarantor having an aggregate value of not less than US$10,000,000 and is not discharged within 45 days.

20.9	Unlawfulness and invalidity

(a)	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents to which it is a party.

(b)	Any obligation of any Obligor under any Finance Documents to which it is a party is not or ceases to be or is claimed by it not to be legal, valid, binding or enforceable.

(c)

Any Finance Document ceases to be in full force and effect or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it to be ineffective (unless, in each case, the same is caused by or resulted from any negligence or failure to take appropriate action on the part of the Lender).

20.10	Repudiation

Any Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

20.11	Cessation or curtailment of business

The Borrower suspends or ceases to carry on all or substantially all of its business or the Guarantor suspends or ceases to carry on all or substantially all of its business or as a result of intervention by or under any Governmental Agency, the profitable business of the Borrower or the Guarantor is wholly or materially curtailed or suspended, or all or more than 20% of the assets of the Borrower or the Guarantor is seized, nationalised, expropriated or compulsorily acquired.

Facility Agreement

EXECUTION VERSION

20.12	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened against the Borrower or the Guarantor or its respective assets which, if adversely determined, has or is reasonably likely to have a Material Adverse Effect.

20.13	Transaction Security Documents

Any Transaction Security Document ceases to remain in full force and effect or does not create in favour of the Lender the Security which it is expressed to create with the ranking and priority it is expressed to have (unless, in each case, the same is directly caused by or results from intentional action or failure to take appropriate action on the part of the Lender).

20.14	Material adverse change

There occurs a change in the financial or business condition or operation or trading position of any Obligor or the Group or any other event occurs or circumstance arises which would have a Material Adverse Effect.

20.15	Acceleration

(a)	On and at any time after the occurrence of any Event of Default which is continuing, the Lender may, by notice to the Borrower:

(i)	suspend or cancel all or any part of the Facility whereupon all or such part of the Facility shall immediately be suspended or cancelled; and/or

(ii)

declare that all or part of the Loans, together with accrued interest and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(iii)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Lender.

(b)	On and at any time after the occurrence of any Event of Default which is continuing, the Lender may, exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

21.	CHANGES TO THE PARTIES

21.1	Benefit of Agreement

This Agreement shall be binding upon and enure for the benefit of the Parties and their respective successors and permitted assigns.

21.2	Assignment and transfer by the Borrower

The Borrower may not assign any of its rights or transfer any of its rights and obligations under any of the Finance Documents.

Facility Agreement

EXECUTION VERSION

21.3	Assignment and transfer by the Lender

(a)

Subject to Clause 21.4 (Borrower’s consent), the Lender (in such case, the “Existing Lender”) may assign any of its rights or transfer by novation any of its rights and obligations under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

(b)	On the transfer pursuant to paragraph (a) above becoming effective:

(i)

to the extent the Lender seeks to transfer by novation its rights and obligations under the Finance Documents, the Borrower and the Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Lender; and

(iii)	the New Lender shall become a Party as “Lender”.

(c)	On the assignment pursuant to paragraph (a) above becoming effective:

(i)	the Lender has assigned absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment; and

(ii)	the New Lender shall become a Party as “Lender” to the extent of the assignment.

(d)	Nothing in this Agreement restricts the ability of the Lender to sub-contract out an obligation if it remains liable under the Finance Documents for that obligation.

21.4	Borrower’s consent

(a)	The consent of the Borrower is required for an assignment or transfer by the Existing Lender, unless the assignment or transfer is:

(i)	to an Affiliate of the Existing Lender; or

(ii)	made at a time when a Major Event of Default is continuing.

(b)

The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent ten (10) Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

Facility Agreement

EXECUTION VERSION

21.5	Security over the Lender’s rights

In addition to the other rights provided to the Lender under this Clause 21, the Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of the Lender including, without limitation, any charge, assignment or other Security to secure obligations to a federal reserve or central bank, except that no such charge, assignment or Security shall:

(a)

release the Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(b)

require any payments to be made by the Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the Lender under the Finance Documents.

21.6	References

If the Lender assigns or transfers all or any part of its rights and/or obligations in accordance with Clause 21.3 (Assignment and transfer by the Lender) all relevant references in the Finance Documents to the Lender shall thereafter be construed as a reference to the Lender and/or its assignee or transferee (as the case may be) to the extent of their respective interests.

21.7	Mitigation effect

If:

(a)	the Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(b)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 11.2 (Tax gross-up) or Clause 12 (Increased Costs), then (unless the assignment, transfer or change has been made in mitigation in accordance with Clause 13 (Mitigation by the Lender)) the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

22.	PAYMENT MECHANICS; AND RELEASE

22.1	Payments to the Lender

(a)

On each date on which the Borrower is required to make a payment under a Finance Document, the Borrower shall make the same available to the Lender for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Lender specifies.

22.2	Partial payments

(a)

If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Lender shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, commission, costs and expenses of the Lender under the Finance Documents;

Facility Agreement

EXECUTION VERSION

(ii)	secondly, in or towards payment pro rata of any accrued interest due but unpaid under the Finance Documents;

(iii)	thirdly, in or towards payment of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment of any other sum due but unpaid under the Finance Documents.

(b)	The Lender may vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

22.3	No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

22.4	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

22.5	Currency of account

(a)	Subject to paragraphs (b) to (c) below, US dollar is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than US dollars shall be paid in that other currency.

22.6	Disruption to payment systems etc.

If either the Lender determines (in its discretion) that a Disruption Event has occurred or the Lender is notified by the Borrower that a Disruption Event has occurred:

(a)

the Lender may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Lender may reasonably deem necessary in the circumstances;

(b)

any such changes agreed upon by the Lender and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 28 (Amendments and Waivers); and

Facility Agreement

EXECUTION VERSION

(c)

the Lender shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Lender) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 22.6.

22.7	Release of Transaction Security Documents.

At such time as the Loans, together with all accrued interest and all other amounts accrued or outstanding under the Finance Documents, have been paid in full, (i) the Lender shall promptly (and not later than five (5) Business Days after such payment in full) release all of the Transaction Security from any and all Transaction Security Documents, including but not limited to the Escrow Agreement and all amounts held under the Escrow Agreement, and (ii) this Agreement and all obligations and liabilities (other than those expressly stated to survive such termination) of each Obligor and the Lender hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to any and all Transaction Security shall revert to the Obligors. At the request and sole expense of the Borrower or any Obligor following any such termination, the Lender shall deliver to the Obligors any Transaction Security held by the Lender under any Transaction Security Document or Finance Document, and execute and deliver to the Obligors such documents as the Obligors shall reasonably request to evidence such termination.

23.	SET-OFF

At any time after the occurrence of any Event of Default which is continuing, the Lender may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by the Lender) against any obligation (whether or not matured) owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

24.	NOTICES

24.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or .

24.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower:

Address:	Level 18, Sohu.com Media Plaza
Block 3, No. 2 Kexueyuan South Road
Haidian District, Beijing 100190
People’s Republic of China

Tel No.:	(8610) 62726611
Fax No.:	86-10-5641 2878
E-mail:	joannalu@sohu-inc.com

Attention:	Ms. Joanna Lv

Facility Agreement

EXECUTION VERSION

(b)	in the case of the Guarantor:

Address:	Level 18, Sohu.com Media Plaza
Block 3, No. 2 Kexueyuan South Road
Haidian District, Beijing 100190
People’s Republic of China

Tel No.:	(8610) 62726611
Fax No.:	86-10-5641 2878
E-mail:	joannalu@sohu-inc.com

Attention:	Ms. Joanna Lv

(c)	in the case of the Lender:

Address:	Shin-Marunouchi Building 12F
1-5-1 Marunouchi
Chiyoda-ku, Tokyo, Japan, 100-6512

Fax No.:	+81 03-5219 8525
E-mail:	wangmeng@tk.icbc.com.cn/hanjiangpeng@tk.icbc.com.cn

Attention:	Wang Meng/Han Jiangpeng

or any substitute address, fax number or department or officer as one Party may notify to the other Party by not less than five (5) Business Days’ notice.

24.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will be effective:

(i)	if by way of fax, only when received in legible form; or

(ii)	if by way of letter, only when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 24.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer specified by the Lender as part of its address details provided under Clause 24.2 (Addresses) (or any substitute department or officer as the Lender shall specify for this purpose).

(c)	Any communication or document made or delivered to the Borrower in accordance with this Clause 24.3 will be deemed to have been made or delivered to each of the Obligors.

(d)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5 p.m. in the place of receipt shall be deemed only to become effective on the following day.

Facility Agreement

EXECUTION VERSION

24.4	Electronic communication

(a)

Any communication to be made between the Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including by way of posting to a secure website) if the Parties:

(i)

notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means and the Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five (5) Business Days’ notice.

(b)

Any such electronic communication as specified in paragraph (a) above made between the Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by the Borrower to the Lender only if it is addressed in such a manner as the Lender shall specify for this purpose.

(c)

Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(d)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 24.4.

24.5	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, such English translation will prevail unless the document is a constitutional, statutory or other official document.

25.	CALCULATIONS AND CERTIFICATES

25.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

25.2	Certificates and determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

Facility Agreement

EXECUTION VERSION

25.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

26.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

27.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of the Lender shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

28.	AMENDMENTS AND WAIVERS

28.1	Required consents

Any term of the Finance Documents may be amended or waived only with the written consent of the Lender and the Borrower and any such amendment or waiver will be binding on all Parties. Any waiver by the Lender of any term of the Finance Documents must be evidenced in writing by the Lender.

28.2	Replacement of Screen Rate

If a Screen Rate Replacement Event has occurred in relation to the Screen Rate, any amendment or waiver which relates to:

(a)	providing for the use of a Replacement Benchmark; and

(b)

(i)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(ii)

enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(iii)	implementing market conventions applicable to that Replacement Benchmark;

(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

Facility Agreement

EXECUTION VERSION

(v)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Lender and the Borrower.

In this Clause 28.2:

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for the Screen Rate by:

(i)	the administrator of that Screen Rate; or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Lender and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the Screen Rate; or

(c)	in the opinion of the Lender and the Borrower, an appropriate successor to the Screen Rate.

“Screen Rate Replacement Event” means, in relation to the Screen Rate:

(a)	the methodology, formula or other means of determining the Screen Rate has, in the opinion of the Lender and the Borrower, materially changed;

(b)

(i)
(A)	the administrator of the Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the Screen Rate;

(ii)

the administrator of the Screen Rate publicly announces that it has ceased or will cease, to provide the Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the Screen Rate;

Facility Agreement

EXECUTION VERSION

(iii)	the supervisor of the administrator of the Screen Rate publicly announces that the Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of the Screen Rate or its supervisor announces that the Screen Rate may no longer be used; or

(c)

the administrator of the Screen Rate determines that the Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Lender and the Borrower) temporary; or

(ii)	the Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than 15 Business Days; or

(d)	in the opinion of the Lender and the Borrower, the Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

29.	CONFIDENTIAL INFORMATION

29.1	Confidentiality

The Lender agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 29.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

29.2	Disclosure of Confidential Information

The Lender may disclose:

(a)

to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as the Lender shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person, on a confidential basis (as further provided below):

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Representatives and professional advisers;

Facility Agreement

EXECUTION VERSION

(iii)

appointed by the Lender or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit the Lender charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 21.5 (Security over Lender’s rights);

(viii)	who is a Party; or

(ix)	with the consent of the Borrower;

in each case, such Confidential Information as the Lender shall consider appropriate if:

(A)

in relation to paragraphs (i), (ii) and (iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; or

(C)

in relation to paragraphs (v), (vi) and (vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the reasonable opinion of the Lender, it is not practicable so to do in the circumstances; and

(c)

to any person appointed by the Lender or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the Lender.

Facility Agreement

EXECUTION VERSION

29.3	Entire agreement

This Clause 29 constitutes the entire agreement between the Parties in relation to the obligations of the Lender under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

29.4	Inside information

The Lender acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Lender undertakes not to use any Confidential Information for any unlawful purpose.

29.5	Notification of disclosure

The Lender agrees (to the extent not prohibited by law and regulation) to inform the Borrower:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 29.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 29.

29.6	Continuing obligations

The obligations in this Clause 29 are continuing and, in particular, shall survive and remain binding on the Lender for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Borrower under or in connection with this Agreement have been paid in full and the Facility have been cancelled or otherwise cease to be available; and

(b)	the date on which the Lender otherwise ceases to be a Party.

30.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of that Finance Document.

31.	GOVERNING LAW

This Agreement, including Clause 32.1 (Arbitration), and all non-contractual obligations arising from or in connection with it, are governed by English law.

Facility Agreement

EXECUTION VERSION

32.	ENFORCEMENT

32.1	Arbitration

(a)

Any dispute, controversy, difference or claim arising out of, relating to or having any connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (for the purpose of this Clause, a “Dispute”), shall be referred to and finally resolved by arbitration administered by the HKIAC under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the Notice of Arbitration is received by the HKIAC (for the purpose of this Clause, the “Rules”).

(b)	The seat, or legal place of arbitration, shall be in Hong Kong.

(c)	The number of arbitrators shall be three.

(d)	The language used in the arbitral proceedings shall be English.

(e)	The Rules are incorporated by reference into this Clause and capitalised terms used in this Clause which are not otherwise defined in this Agreement have the meaning given to them in the Rules.

32.2	Waiver of immunities

The Borrower irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

(e)

execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

IN WITNESS whereof the Parties have caused this Agreement to be duly executed on the date first above written.

Facility Agreement

EXECUTION VERSION

SCHEDULE 1

CONDITIONS PRECEDENT

PART I

INITIAL CONDITIONS PRECEDENT

1.	Obligors

(a)	A copy of the constitutional documents of each Obligor, and of the statutory registers of each Obligor.

(b)	A copy of a resolution of the board of directors of each Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it executes the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)	in the case of the Guarantor and All Honest, resolving that it is in its best interests to enter into the transactions contemplated by the Finance Documents to which it is a party.

(c)	A copy of a resolution signed by the shareholders of the Borrower approving certain amendments to the Borrower’s memorandum and articles of association in connection with the Borrower Share Mortgage.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(e)

A Director’s Certificate of each Obligor (other than Target Company whose Director’s Certificate will be provided within five (5) Business Days after the Effective Time of the Merger) issued at a date no earlier than the date of this Agreement.

(f)

A certificate of incumbency of All Honest issued by its registered agent no earlier than one (1) Month before the date of this Agreement certifying, amongst other things, the names of directors, shareholders, secretary and that the company is in good standing.

(g)	A certificate of good standing in respect of each Obligor, dated no earlier than one (1) Month before the date of this Agreement.

2.	Finance Documents

(a)	This Agreement executed by all Parties.

(b)

Each Transaction Security Document listed in Schedule 4 (Transaction Security Documents) executed by all parties thereto, together with all ancillary documents required to be delivered to the Lender upon its execution.

Facility Agreement

EXECUTION VERSION

3.	Legal opinions

(a)	A legal opinion in relation to English law from Stephenson Harwood addressed to the Lender.

(b)	A legal opinion in relation to the laws of the Cayman Islands from Mourant Ozannes addressed to the Lender.

(c)	A legal opinion in relation to the laws of the British Virgin Islands from Mourant Ozannes addressed to the Lender.

4.	Documents relating to the Merger

(a)	A copy of the Merger Agreement (other than the Plan of Merger) duly executed by all parties thereto.

(b)

A copy of the form of the Plan of Merger to be signed by a director of each of Merger Co. and the Target Company and to be filed with the Registrar of Companies of the Cayman Islands at or before the Effective Time (with such amendments to that form as recommended by the Registrar of Companies of the Cayman Islands).

(c)

A copy of the form of constitutional documents and statutory registers (including its register of directors, its register of members and its register of mortgages and charges) to be issued by the registered office provider of the Target Company following the Effective Time.

(d)	Evidence that:

(i)

the Merger has been approved by: (A) the sole director of Merger Co. and; (B) the board of directors of the Target Company (the “Target Board”), acting upon the unanimous recommendation of a committee established by the Target Board, consisting of independent directors of the Target Company; together with a confirmation that no shareholder approval is required pursuant to section 233(7) of the Companies Law);

(ii)	payment instruction from Target company.

5.	Other documents and evidence

(a)	Evidence that any process agent referred to in any Finance Document has accepted its appointment.

(b)	Evidence that the Interest Reserve Account has been opened and the Interest Reserve Funds have been deposited therein.

(c)	The Original Financial Statements.

(d)

Such information in respect of an Obligor as required by the Lender to enable it to be satisfied with the result of all “know your customer” or other checks which it is required to carry out in relation to such Obligor. If such information and evidence have not been specified by the Lender by the date of this Facility Agreement, such information, if required, shall not be as part of the Initial Conditions Precedent and will be provided by the Borrower after the Effective Time of the Merger.

(e)

A copy of any other Authorisation or other document, opinion or assurance which the Lender reasonably considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document. If such Authorisation or other document, opinion or assurance have not been specified by the Lender by the date of this Facility Agreement, such Authorisation or other document, opinion or assurance, if required, shall not be as part of Initial Conditions Precedent and will be provided by the Obligor after the Effective Time of the Merger.

Facility Agreement

EXECUTION VERSION

PART II

INITIAL CPS TO CERTAIN FUNDS UTILISATIONS

1.	Borrower

(a)	A copy of its up-to-date memorandum and articles of association and statutory registers.

(b)	A copy of a resolution of its board of directors:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it executes the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

2.	Finance Documents

(a)	This Agreement executed by all Parties.

(b)

Each Transaction Security Document listed in Schedule 4 (Transaction Security Documents) executed by all parties thereto, together with all ancillary documents required to be delivered to the Lender upon its execution.

(c)	The Escrow Agreement executed by all parties thereto.

3.	Legal opinions

(a)

A legal opinion in relation to the laws of the Cayman Islands from Mourant Ozannes addressed to the Lender opining on the capacity of the Borrower to enter into the Merger Agreement and the Finance Documents to which it is a party and their enforceability against the Borrower.

4.	Documents relating to the Merger

(a)	A copy of the Merger Agreement (other than the Plan of Merger) duly executed by all parties thereto.

Facility Agreement

EXECUTION VERSION

5.	Other documents and evidence

(a)

Evidence that registration of the Transaction Security Documents listed in items 1 and 2 of Schedule 4 (Transaction Security Documents) at the relevant Governmental Agency, if required by law, and in accordance with the relevant Transaction Security Document has been completed.

(b)	Evidence that the Interest Reserve Account has been opened and the Interest Reserve Funds have been deposited therein.

(c)	The Original Financial Statements.

Facility Agreement

EXECUTION VERSION

SCHEDULE 2

FORM OF UTILISATION REQUEST

To:	Industrial and Commercial Bank of China Limited, Tokyo Branch

Date:

Dear Sirs

US$250,000,000 Facility Agreement dated [•] 2020 (the “Facility Agreement”)

1.	We refer to the Facility Agreement. This is a Utilisation Request. Terms defined in the Facility Agreement shall have the same meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	[Facility A / Facility B]

Amount:	Facility A: US$[ ] Facility B: US$[ ]

3.	Please remit the proceeds of the Loan to following account:

Account name:[    ]

Bank name:[    ]

Account No:[    ]

Swift No:[    ]

4.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

5.	This Utilisation Request is irrevocable.

Yours faithfully

Director for and on behalf of
Sohu.com (Game) Limited

Facility Agreement

EXECUTION VERSION

SCHEDULE 3

FORM OF DIRECTOR’S CERTIFICATE

To:                 Industrial and Commercial Bank of China Limited, Tokyo Branch

Date:                    2020

Sohu.com (Game) Limited

- US$250,000,000 Facility Agreement dated [•] 2020 (the “Facility Agreement”)

I refer to the Facility Agreement. Terms defined in the Facility Agreement have, unless defined in this Certificate, the same meaning when used in this Certificate.

I am a director of [name of Obligor], a company incorporated in [place of incorporation of Obligor] (the “Company”). I am authorised to give this Certificate and certify as follows:

1.

Each original or copy document delivered by or on behalf of the Company to the Lender in connection with or pursuant to the Facility Agreement (including, without limitation, the documents listed below) is true, complete and in full force and effect on the date of this Certificate:

(a)	the certificate of incorporation of the Company;

(b)	the memorandum and articles of association of the Company together with all amendments to them up to and including the date of this Certificate;

(c)	the register of members of the Company;

(d)	the register of directors of the Company;

(e)	the register of [mortgages and] charges of the Company;

(f)	the resolutions of the board of directors of the Company dated [ ] 2020;

(g)	the certificate of good standing of the Company dated [ ]; and

(h)	[the certificate of incumbency of the Company dated [ ]].

2.

Neither the entry into by the Company of the Finance Documents to which it is a party, nor the exercise by it of its rights or performance by it of its obligations thereunder, will breach any power of borrowing or providing security, or other power or restriction binding on the Company under its memorandum or articles of association.

3.	Each resolution adopted referred to above is in full force and effect without modification.

4.	The resolutions referred to above constitute all corporate action necessary on the part of the Company to:

(a)	approve the terms of and transactions contemplated by the Finance Documents to which the Company is a party; and

(b)	authorise the signing of, any communications and/or other action under or in connection with, the Finance Documents to which the Company is a party.

Facility Agreement

EXECUTION VERSION

5.	The following is a list of all directors of the Company as at the date of this Certificate and who were all the directors on the date of the resolutions referred to above:

[Name(s) of Director(s)]

6.	The following is a list of the major shareholders of the Company whose beneficial ownership interests are greater than 20% as at the date of this Certificate:

[Name(s) of Major Shareholder(s)]

7.	Each person listed below:

(a)	occupies the position stated against his name (and occupied that position on the date each Finance Document was signed by him);

(b)	is a/the person duly authorised in the resolutions to sign the Finance Documents (and any other document in connection with the Finance Documents) on behalf of the Company; and

(c)	has his true signature appearing opposite his name.

Name	Position	Specimen Signature

8.

At the date of each Finance Document to which the Company is a party and at the date of this Certificate, the Company was and is solvent and was not and is not subject to any liquidation or insolvency proceedings.

[The part for Sohu.com (Game) Limited only:

9.

The conditions under the Merger Documents (including but not limited to Article VIII of the Merger Agreement) have been satisfied or waived (where such waiver would not reasonably be expected to be materially adverse to the interests of the Lender or where such waiver is granted with the consent of the Lender) (other than payment of the Merger Consideration (as defined in the Merger Agreement) and such other conditions which are by their nature only capable of being satisfied at the Effective Time and are contemplated under the Merger Agreement as being due to be satisfied at the Effective Time.

10.

No condition to Closing (as defined in the Merger Agreement) has been amended, waived or treated as satisfied in any manner which would reasonably be expected to be materially adverse to the interests of the Lender (except with the consent of the Lender).]

[The part for the Target Company only:

9.	No creditor (other than the Lender) is holding a fixed or floating security interest in the issued shares of the Target Company.]

[Name of Director]
Director

Facility Agreement

EXECUTION VERSION

SCHEDULE 4

TRANSACTION SECURITY DOCUMENTS

1.	The first priority equitable share mortgage over 100% of the issued shares in the Borrower made or to be made by All Honest in favour of the Lender.

2.	The first priority equitable share mortgage over 100% of the issued shares in Merger Co., made or to be made by the Borrower in favour of the Lender.

3.

The first priority equitable share mortgage over 20% of the issued shares in the Target Company as the surviving company resulting from the Merger, made or to be made by the Borrower in favour of the Lender, commencing from the Effective Time.

Facility Agreement

EXECUTION VERSION

SCHEDULE 5

SPECIFIED REPRESENTATIONS

Each of the Borrower and the Guarantor, in respect of itself, makes the representations and warranties set out in this Schedule 5 to the Lender on the Utilisation Date of a Certain Funds Utilisation:

1.	Status

(a)	It is a company, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

(b)	It is acting as principal for its own account and not as agent or trustee in any capacity on behalf of any party in relation to the Transaction Documents.

2.	Binding obligations

Subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered in accordance with Clause 4 (Conditions of Utilisation):

(a)	the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)

(without limiting the generality of paragraph (a) above), once it is executed and delivered, each Transaction Security Document creates or will create the Security which that Transaction Security Document purports to create and such Security is valid and effective.

3.	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents to which it is a party, and the granting by it of any Transaction Security, do not and will not conflict with:

(a)	any law or regulation applicable to it; or

(b)	its constitutional documents.

4.	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents.

5.	Solvency

At the date of each Transaction Document to which it is a party and on the proposed Utilisation Date of a Certain Funds Utilisation, it was and is solvent and was not and is not subject to any liquidation or insolvency proceedings.

6.	Compliance with laws

It has complied in all respects with the Federal Reserve margin stock regulations, the USA PATRIOT Act and the Investment Company Act.

Facility Agreement

EXECUTION VERSION

7.	Use of loan proceeds

The proceeds of the Loans have not been (if made already) or will not be (if to be made) used in violation of the regulations and rules of the US Department of the Treasury’s Office of Foreign Assets Control or under the Foreign Corrupt Practices Act or any other applicable anti-terrorism, sanctions and anti-money laundering laws and regulations.

Facility Agreement

EXECUTION VERSION

SIGNATURE PAGE

THE BORROWER

SIGNED and DELIVERED as a DEED by		)
)
for and on behalf of		)
SOHU.COM (GAME) LIMITED		) By:
) Name:
) Title: Director
THE GUARANTOR
SIGNED and DELIVERED as a DEED by		)
)
for and on behalf of		)
SOHU.COM LIMITED		) By:
) Name:
) Title: Chief Financial Officer
THE LENDER
SIGNED by		)
)
for and on behalf of		)
INDUSTRIAL AND COMMERCIAL BANK OF	)
CHINA LIMITED, TOKYO BRANCH		) By:
) Name:
) Title:

Facility Agreement